Exhibit 32.1

SECTION 1350 CERTIFICATION

The undersigned officers of AutoImmune Inc. (the “Company”) hereby certify that, as of the date of this statement, the Company’s annual report on Form 10-KSB for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that, to the best of their knowledge, information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2007 and the results of operations of the Company for the year ended December 31, 2007.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.

Date: March 21, 2008

/s/ ROBERT C. BISHOP
Name: Robert C. Bishop
Title: Chief Executive Officer

/s/ DIANE M. MCCLINTOCK
Name: Diane M. McClintock
Title: Director of Finance and Treasurer